Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated August 8, 2019 relating to the financial statement of BellRing Brands, Inc., which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-233867) of BellRing Brands, Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-233867) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

October 16, 2019